EXHIBIT 99.2

              REPORT OF THE INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of S.A. FPL Hancesti


We have audited the accompanying balance sheets of S.A. FPL Hancesti ("the Company") as of December 31, 1998 and 1997, and the related statement of operations and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations and cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has an accumulated deficit at December 31, 1998. These matters combined with the uncertainty due to the year 2000 issue and the current economic environment in Moldova raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisinau (Moldova),


/s/ KPMG Moldova